Exhibit 99.3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Class A common stock, par value $0.0001, of Evolv Technologies Holdings, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: July 26, 2021

FINBACK EVOLV, LLC

By:	/s/ George Huber
Name: George Huber
Title: Manager

FINBACK EVOLV OBH, LLC

By:	/s/ George Huber
Name: George Huber
Title: Manager

FINBACK EVOLV II, LLC

By:	/s/ George Huber
Name: George Huber
Title: Manager